UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) July 2, 1996


                            TRIARC COMPANIES, INC.
                ---------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


Delaware                      1-2207                   38-0471180
- - ---------                     -------                  ----------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)


          900 Third Avenue
          New York, New York                                10022
          -------------------                               -----------
          (Address of Principal Executive Offices)          (Zip Code)




Registrant's telephone number, including area code:  (212) 230-3000





                     ------------------------------------
                      (Former Name or Former Address, if
                          Changed Since Last Report)

Item 5.   Other Events.

     On July 2, 1996, the Registrant issued a press release regarding the completion by National Propane Partners, L.P., a master limited partnership formed by National Propane Corporation, a subsidiary of the Registrant, of its initial public offering of common units representing limited partner interests and the private placement of $125 million aggregate principal amount of 8.54% First Mortgage Notes due 2010. A copy of the press release is being filed herewith as an exhibit hereto and is incorporated herein by reference.

     On July 8, 1996, the Registrant issued a press release with respect to its stock repurchase program, which authorizes management, when and if market conditions warrant, to purchase over the next 12 months up to $20 million of the Registrant's Class A Common Stock. A copy of the press release is being filed herewith as an exhibit hereto and is incorporated herein by reference.

     On July 9, 1996, the Registrant issued a press release with respect to its repayment of certain indebtedness to National Union Fire Insurance Company. A copy of the press release is being filed herewith as an exhibit hereto and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

     99.1 Press release dated July 2, 1996

     99.2 Press release dated July 8, 1996

     99.3 Press release dated July 9, 1996

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRIARC COMPANIES, INC.



                                   Brian L. Schorr
Date:  July 11, 1996          By:  -----------------------------
                                   Brian L. Schorr
                                   Executive Vice President
                                   and General Counsel


                                Exhibit Index


Exhibit
No.            Description                             Page No.
- - --------       ------------                            --------

99.1         Press release dated July 2, 1996

99.2         Press release dated July 8, 1996

99.3         Press release dated July 9, 1996